Exhibit 10.1

                           FOURTH AMENDMENT TO LEASE

      THIS FOURTH AMENDMENT TO LEASE made as of this 9th day of October 1998, (hereinafter referred to as this "Amendment"), between ALFRED SANZARI ENTERPRISES, L.P., having an office c/o Alfred Sanzari Enterprises, Court Plaza North, 25 Main Street, 6th Floor, Hackensack, new Jersey 07601 (hereinafter referred to as "Landlord"), and BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation, having an office at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407 (hereinafter referred to as "Tenant").
                             W I T N E S S E T H:
      WHEREAS, Alfred Sanzari (Landlord's predecessor-in-interest), as landlord (hereinafter referred to as "Sanzari"), and Pharmadyne Laboratories, Inc. (Tenant's predecessor-in-interest), as tenant (hereinafter referred to as "Pharmadyne"), heretofore entered into a certain written Lease dated as of November 7, 1978, wherein and whereby Landlord leased to Tenant, and Tenant hired from Landlord, certain premises consisting of approximately thirty-one thousand five hundred twenty-seven (31,527) square feet (hereinafter sometimes referred to as the "Original Premises" or the "Premises"),in the building located at 481 Edward H. Ross Drive, in the Borough of Elmwood Park, county of Bergen and State of New Jersey (hereinafter referred to as the "Building"), as more particularly described therein, for a term which commenced on March 1, 1979, and was scheduled to expire on February 28, 1989, at the Basic Rent and additional rent, and upon the terms, covenants, conditions, provisions and agreements contained in said Lease; and
      WHEREAS, said Lease was modified by that certain First Amendment to Lease dated November 1, 1979, wherein and whereby, inter alia, Landlord and Tenant settled certain disputes; and


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      WHEREAS,  said Lease and the interest of Pharmadyne as tenant  thereunder, was assigned to CL Laboratories of New Jersey, Inc. (hereinafter referred to as "CL"), pursuant to that certain Assignment and Assumption of Lease Agreement dated December 10, 1981; and
      WHEREAS, said Lease was further modified by that certain Agreement dated as of March 23, 1988, wherein and whereby, inter alia, the Lease and the
interest  of  CL  as  tenant  thereunder,  was  assigned  to  Med-Mobile,   Inc.
(hereinafter referred to as "Med- Mobile"), and the term of the Lease was extended for a further period of five (5) years, commencing on March 1 1989, and expiring on February 28, 1984; and
      WHEREAS, said Lease was further modified by that Certain Second Amendment to Lease dated as of March 23, 1988; and
      WHEREAS, said Lease was modified by that Third Amendment to lease dated January 31, 1992, wherein and whereby, inter alia, Landlord and Tenant settled
certain  defaults  by  Tenant  under  the  Lease  and  discontinued   litigation
instituted by Landlord against Tenant in connection therewith; and
      WHEREAS, on or about November 15, 1989, Med-Mobile changed its name to Tenant; and
      WHEREAS, said Lease was further modified by that certain Third Amendment to Lease dated as of February 28, 1994, wherein and whereby, inter alia, the term of the Lease was extended for a further period of five (5) years, commencing on March 1, 1994, and expiring on February 28, 1999; and
      WHEREAS, said Lease, as so modified, and as the same may have been otherwise amended and/or modified, is hereinafter collectively referred to as the "Lease"; and

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      WHEREAS,  Landlord and Tenant  desire to further  modify the Lease only in the respects hereinafter stated.
      NOW THEREFORE, in consideration of the premises demised by the Lease and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto by these presents do covenant and agree as follows:
      1. The recital clauses set forth above shall be deemed a part of this Amendment as though set forth verbatim and at length herein.
      2. Except as otherwise expressly set forth herein, all capitalized terms in this Amendment shall have the meanings set forth for such terms in the Lease.
      3. A. The "Term" of the Lease (as defined in Paragraph B of Schedule "C" attached to the Lease) shall be deemed to be further extended for a period of vive (5) years, commencing March 1, 1999, to and including February 28, 2004, inclusive, upon the terms, covenants, conditions, provisions and agreements contained in the Lease, as modified by this Amendment.
            B. Effective as of March 1, 1999, "Basic Rent" (as defined in Paragraph A of Schedule "C" attached to the Lease) shall be deemed to be the sum of Two Hundred Twenty Thousand Six Hundred Eighty-Nine and 00/100 ($220,689.00) Dollars per annum, payable in equal monthly installments of Eighteen Thousand Three Hundred Ninety and 75/100 ($18,390.75) Dollars each.
      4.    A.    (1)   Effective as of the date Landlord delivers
possession of the "Additional Space" (as hereinafter defined)
(hereinafter referred to as the "Additional Space Commencement
Date"), Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, a portion of the building located at 487 Edward H.

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Ross Drive,  Borough of Elmwood  Park,  County of Bergen and State of New Jersey
(hereinafter   referred  to  as  the   "Adjacent   Building"),   consisting   of
approximately twenty-four thousand (24,000) square feet, as shown on the plan attached hereto and made a part hereof as Schedule "A-1" (hereinafter referred to as the "Additional Space").
                  (2) The "Demised Premises" (as defined in Article 1 of the Lease) shall be and be deemed to be: "(I) a portion of the Building, consisting of approximately thirty-one thousand five hundred twenty-seven (31, 527) square feet, as shown on Schedule "A" attached to the Lease; and (ii) a portion of the Adjacent Building, consisting of approximately twenty-four thousand (24,000) square feet, as shown on Schedule "A-1" attached hereto."
            B.    Effective as of the Additional Space Commencement
Date, the following shall be applicable solely with respect to the Additional space:
                  (1) "Basic Rent" (as defined in Paragraph A of Schedule "C" attached to the Lease) shall be deemed to be the sum of One Hundred Fifty-Six Thousand and 00/100 ($156,000.00) Dollars per annum, payable in equal monthly installments of Thirteen Thousand and 00/100 ($13,000.00) Dollars each.
                  (2) "Proportionate Share' (as defined in Paragraph E of Schedule "C" attached to the Lease) shall be deemed to be "twenty-five (25%)( percent/"
                  (3) The number of parking spaces provided in Paragraph 4 of the Third Amendment to Lease dated as of February 28, 1994, shall be deemed to be "twenty (20)", a shown on the plan attached hereto and made a part hereof as Schedule "A-2."

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                  (4) Wherever in the Lease  reference is made to the "Building"
or the "building," same shall be deemed to be the Adjacent Building.
            (C) (1) Tenant has examined and inspected the  Additional  Space and agrees to accept the same in the condition in which it exists on the Additional Space Commencement Date. Tenant hereby acknowledges and agrees that no materials whatsoever are to be furnished by Landlord and no work whatever is to be performed by Landlord in connection with said Additional Space or any part thereof.
            (2) (I) Tenant agrees, at Tenant's sole cost and expense, to perform all work in accordance with plans and specifications to be prepared by Tenant, at Tenant's sole cost and expense, and thereafter, delivered to Landlord for
Landlord's  approval,   which  approval  shall  not  be  unreasonably   withheld
(hereinafter referred to as "Tenant's Additional Space Work").
                  (ii) Tenant's Additional Space Work shall be performed in accordance with all applicable laws and in good and workmanlike manner, utilizing new and first-class materials. Tenant shall obtain and deliver to Landlord all "sign-offs" and approvals in connection therewith, including, without limitation, a certificate of occupance.
                  (iii) (a) Tenant acknowledges and agrees that Landlord shall have the right to submit a bid for the performance of Tenant's Additional Space Work.
                              (b)   In the event Tenant selects Landlord
to perform Tenant's Additional Space Work, Tenant agrees to pay Landlord, the total cost of Tenant's Additional Space work, as follows: (x) twenty-five (25%) percent shall be paid by Tenant to Landlord upon commencement of Tenant's Additional Space Work, as

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additional  rent, upon demand therefor;  (y) twenty-five  (25%) percent shall be paid by Tenant to Landlord upon completion of Tenant's Additional Space Work, as additional rent, upon demand therefor; and (z) fifty (50%) percent shall be paid by Tenant to Landlord, by increasing the Basic Rent reserved and covenanted to be paid by Tenant to Landlord under the Leae, as modified by this Amendment, by the annual amount required to fully amortize such amount over sixty (60) months, plus interest, at the rate of ten (10%) percent per annum, in which event,
Landlord and Tenant shall execute and deliver to each other an agreement modifying the Lease (including this Amendment), setting forth the increased Basic Rent, but such increase shall nevertheless be effective even if such agreement is not executed and delivered.
                        (iv)  Tenant shall be required to utilize
Landlord or the contractors designated by Landlord with respect to any work which involves penetrating or altering the exterior, facade, floor slab, roof or structure of the Building which Tenant desires to perform in connection with Tenant's Additional Space Work (or any other work in and to the Demised
Premises), provided that the cost charged by Landlord or the contractor designated by Landlord is not greater than ten 910%) percent of the lowest bid received by Tenant in a competitive bid for the same scope of work. In the event the cost charged by Landlord or the contractor designated by Landlord is greater than ten (10%) percent of the lowest bid received by Tenant as aforesaid, then Tenant shall be entitled to retain its own contractors to perform which work, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.
                  (3)   (I)   Landlord shall be liable and responsible
for the costs of compliance with any environmental laws [including,

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without limitation,  the Industrial Site Recovery Act, N.J.S.A. 13:1k-6 ET SEQ.,
and the regulations promulgated thereunder (hereinafter collectively referred to as "ISRA")] for spills or discharges of "hazardous substances" or "hazardous wastes" (as such terms are defined under such environmental laws) which occurred in or to the Additional Space prior to the Additional Space Term Commencement Date and which were not caused in whole or in part, by Tenant or its agents, servants, employees, contractors or representatives.
                        (ii)  Landlord shall indemnify and hold Tenant
harmless from and against any and all claims and liabilities (including, but not limited to, reasonable attorneys' fees) which may be incurred by Tenant in connection with, or arising out of Landlord's obligations contained in (I) hereof.
      5.    Effective as of the date hereof:
            A.    Article 40 of the Lease shall be deemed to be
deleted, and the following inserted in its place:
      "40.  RENEWAL OPTION:
            ---------------
            A. Subject to the provisions set forth below, Tenant shall have the option to renew this Lease for an additional term of five (5) years (hereinafter referred to as the "Renewal Term"), which Renewal Term shall commence upon the expiration of the term of this Lease (hereinafter referred to as the "Initial Term"). All of the terms, covenants and conditions of this Lease shall govern the Renewal Term, except as otherwise specifically set forth hereinafter or if APPLICABLE thereto:

                        (1) The Annual  Basic Rent shall be the  greater of: (I)
            the "Market Rent" (as defined in subsection (2) hereof); or (ii) the Basic Rent and additional rent which was in effect during the last year of the Initial Term.

                        (2) "Market Rent" shall mean the
            fair market rent for the Premises for the Renewal Term, determined as of the date one

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            hundred  eighty  (180) days prior to the  expiration  of the Initial
            Term (hereinafter referred to as the "Determination Date"), based upon the rents generally in effect for comparable condition in Bergen County, New Jersey. Market Rent (for the purposes of determining the Basic Rent only during the commonly known as a "net" basis; that is, in computing Market Rent it shall be assumed that all real estate taxes and customary services are excluded from such Basic Rent.

                        (3) Landlord shall notify Tenant  (hereinafter  referred
            to as "Landlord's Determination Notice") of Landlord's Determination Notice") of Landlord's determination of the Market Rent within sixty
            (60) days of the Determination Date. If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord (hereinafter referred to as "Tenant's Notice of Disagreement") within thirty (30) days of receipt of Landlord's Determination Notice. Time shall be of the essence with respect to Tenant's Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant's Notice of disagreement, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30 days of the date on which Tenant's Notice of Disagreement was given, each appoint "Appraiser" (as hereinafter defined) for the purpose of determining the Market Rent. An "Appraiser" shall mean either: (1) a duly qualified impartial real estate appraiser who is a member of the American Institute of Real Estate Appraisers and who has at least ten (1) years experience in appraising the rental value of industrial/warehouse properties comparable to the Building and located in Northern New Jersey; or (ii) a New Jersey licensed real estate broker for a period in excess of ten (1) years and who has at least ten 91) years experience in leasing industrial/warehouse space in buildings comparable to the Building located in Northern New Jersey. In the event that the two 92) Appraisers so appointed fail to agree ass to the Market Rent within a period of thirty (3) days after the appointment of the second Appraiser, such two 92) Appraisers shall forthwith appoint a third Appraiser who shall make a determination in the manner hereinafter described within thirty
            93) days thereafter.

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            If such two (2) Appraisers  fail to agree upon such third  Appraiser within ten (1) days following the last thirty 93) day period, such third Appraiser shall be appointed by the Bergen County Assignment Judge of the New Jersey Superior Court. Such two (2) Appraisers or the third Appraiser, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. Within fifteen
            915) days following the appointment of the third Appraiser, each party shall submit to the third Appraiser a written report setting forth its determination of the market Rent, together with such information on comparable rentals, or such other evidence as such party shall deem relevant. The third Appraiser shall, within thirty
            (30) days following the submission of such written reports render its decision by selecting the determination of Market Rent submitted by either the Appraiser selected by Landlord or the Appraise selected by Tenant which, in the judgement of the third Appraiser, most nearly reflects the Market Rent. It is expressly understood that such third Appraiser shall have no power or authority to select any Market Rent other than a Market Rent submitted by the Appraiser selected by Landlord or the Appraiser selected by Tenant, and the decision of such third Appraiser shall be final and binding upon the parties hereto. The decision of such Appraisers shall be final, and such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. If such Appraisers fail to deliver their decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay Landlord the Basic Rent which was in effect as of the last day of the Initial Term, until such decision is so delivered. If the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commencement of the Renewal Term. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser.

                  B.    Tenant's option to renew, as
            provided in subparagraph A hereof, shall be conditioned upon and subject to each of the following:

                        (1) Tenant shall notify Landlord in writing of its exercise of its option to renew at least twelve (12) months but not more than

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            fifteen (15) months prior to the expiration of
            the Initial Term;

                        (2) At the time  Landlord  receives  Tenant's  notice as
            provided in subsection 91) hereof and at the commencement of the Renewal Term: (I) Tenant shall not be in default under the terms of provisions of this Lease; and (ii) Tenant shall not have subleased fifty (50%) percent or more of the Premises, exclusive of subleases to any parent, subsidiary or affiliate of Tenant;

                        (3) Tenant  shall have no further  renewal  option other
            than the option to renew this Lease for the one (1) Renewal Term as set forth in subparagraph A hereof;

                        (4) This  option to renew  shall be deemed  personal  to
            Tenant and may not be assigned or transferred, except in connection with an assignment effectuated in accordance with the provisions of
            Article 12 hereof; and

                        (5) Landlord  shall have no obligation to do any work or
            perform any services for the Renewal Term with respect to the premises, which Tenant agrees to accept in its then "as is" condition)"

            B.    The following paragraphs shall be deemed to be

added to the Lease as Articles 41 through 44 thereof:

            "41. NO MONEY DAMAGES: If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction there over that Landlord has been unreasonable, then Landlord shall be deemed to have given its consent or approval and, in addition thereto, shall be liable to Tenant for money damages [excluding, however, consequential damages (e.g., lost profits or loss of business)] by reason of withholding its consent, if such court or body specifically determined that landlord has acted in bad faith or maliciously (the burden of which shall be Landlord's responsibility to prove that landlord has not acted in bad fair or maliciously), subject nevertheless to the provisions of Article 36 hereof."

            "42.  HOLDING OVER:     If Tenant retains
                  ------------
            possession of the Premises or any part
            thereof, after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, Tenant shall pay

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            Landlord,  two 92) times the  monthly  Basic Rent  payable by Tenant during the last full month of the term, together with additional rent and other charges as provided herein, for the time Tenant thus remains in possession, and, in addition thereto, shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. If Tenant remains in possession of the Premises or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of Landlord expressed in a written notice to Tenant and not otherwise, constitute an extension of this lease on a month-to-month basis, at two (2) times the monthly Basic Rent payable by Tenant during the lat full month of the term, together with additional rent and other charges as provided herein. The provision of this Article do not exclude Landlord rights of re-entry or any other right hereunder."

            "43.  RIGHT OF FIRST OFFER:
                  --------------------

                  A. So long as: (I) Tenant is not in default  under this Lease;
            (ii) this Lease is in full force and effect; and (iii) Tenant and any parent, subsidiary or affiliate of Tenant is occupying the entire Premises for the purpose of conducting its business, then Landlord agrees that, in the event any space in Elmwood Corporate Park which is then owned by Landlord (hereinafter called the "Offer Space"), shall become "available for leasing" (as hereinafter define), at any time and from time to time after the commencement date of this Lease, before offering to lease such Offer Space to any third party, Landlord will first offer to Tenant in writing (such offer by Landlord to Tenant being hereinafter called "Landlord's Offer") the right to include such Offer Space within the Premises as of the date specified by Landlord in Landlord's Offer (hereinafter called the "Availability Date"). The Availability Date shall be the date that the Offer Space which is the subject of Landlord's offer is reasonably expected to become available for leasing. Landlord shall specify in Landlord's Offer, the terms and conditions upon which Landlord is willing to lease such Offer Space to Tenant (hereinafter collectively called "Landlord's Terms"), including, without limitation:

                        (1)   the Availability Date of such
            Offer Space;


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                        (2)   the amount of square footage
            contained in such Offer Space;

                        (3)   Tenant's Proportionate Share;

                        (4)   the amount of Basic Rent and
            additional rent;

                        (5)   the term of the leasing of such
            Offer Space which may be for period longer than the Term);

                        (6)   the location and configuration
            of such Offer Space; and

                        (7) such other terms and conditions  upon which Landlord
            is willing to lease the Offer Space to Tenant.

                  B. Tenant shall have the right to accept Landlord's Offer with respect to such Offer Space within fifteen (15) days after Landlord's Offer. Time shall be of the essence with respect to Tenant's acceptance of Landlord's Offer. If Tenant does not duly and timely accept Landlord's Offer with respect to the Offer Space: (I) landlord shall be under no further obligation to Tenant with respect thereto, and Landlord may then lease the Offer Space contained in Landlord's Offer (or any part or parts thereof) to others, on such terms and conditions (including rent and additional rent) as Landlord then elects in its sole discretion.

                  C.    if Tenant duly and timely accepts
            Landlord's Offer, such Offer Space shall be added to the Premises on Landlord's Terms, and upon the following further terms and conditions, effective as of the Availability
            Date:

                        (1) Landlord  shall have no obligation to do any work or
            perform any services with respect to the Offer Space, which Tenant agrees to accept in its then "as is" condition;

                        (2)   the Premises shall be the space
            originally demised by this Lease, plus the Offer Space; and

                        (3) any other  changes which are required to reflect the
            addition of such Offer Space shall be appropriately made to this Lease.

                  D.    Except as expressly set forth
            hereinabove, the leasing of such Offer Space

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            shall be subject to and in  accordance  with all of the other terms, covenants and provisions of this Lease.

                  E. Notwithstanding the foregoing, the Offer Space shall not be
            "available for leasing," if: (I) the Offer Space is subject to a right or option or a renewal right or option contained in any other lease entered into by Landlord prior to the date hereof; or (ii)) the Offers Space remains occupied by the tenant to whom the Offer Space is presently leased (whether by renewal or extension or otherwise), or is offered for re-letting to a subtenant or assignees of such present tenant; or (iii) if another party desires to lease more space in Elmwood Corporate Park than Tenant, which space includes the Offer space.

                  F.    The right of first offer set forth
            in this Article, is personal to Tenant named herein and may not be assigned or transferred.

                  G. Upon request of Landlord,  Tenant shall execute and deliver an agreement setting forth the terms and condition sunder which any such Offer Space is added to the premises; it being understood and agreed that such terms and conditions shall nevertheless be effective regardless if such agreement is not executed and delivered.

                  H. Tenant acknowledges and agrees that landlord shall be obligated to make Landlord's Offer to Tenant only at such time as each Offer Space initially becomes "available for leasing;" it being understood and agreed by Tenant, the right of first offer contained herein is a one 91) time right only with respect to each Offer Space."

            "44.  TENANT'S RIGHT OF SELF-HELP:
                  ---------------------------

                  A. If  Landlord  fails  to make  any  repairs  or do any  work required of Landlord solely with respect to the roof of the Building, in accordance with the provisions of this Leae, and any such failure continues for period of five 95) days after notice thereof is given by Tenant to Landlord, or, if such failure require more than ten (10) days to cure in the exercise of due diligence, unless Landlord commences to cure same within said ten (10) day period an d thereafter diligently prosecute the same to completion, then Tenant, in addition to such other rights and remedies as may be available to Tenant hereunder, may, but shall not be obligated to, make such repairs or perform such work in accordance

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            with the provision of this Lease, at Tenants
            sole cost and expense.

                  B. In the event  Tenant  makes such  repairs or performs  such work, Tenant shall use only those contractors utilized by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable building in the vicinity of the Building, and provided that: (I) any such contractor does not void or limit any warranty or guaranty procured by Landlord regarding the roof; (ii) such work is performed by Tenant in accordance with the provision of this Leae; and (iii)) Tenant indemnifies and holds Landlord harmless from and against any and all claims, damages and losses incurred by Landlord an/or any other tenant or occupant in the Building as a result of the making of such repairs or the performance of such work."

            C.    The address "90 West Franklin Street, Hackensack,
new Jersey, 07601" contained in Article 28 of the lease, shall be deemed to be deleted, and the address "c/o Alfred Sanzari
Enterprises, P.O. Box 2187, South Hackensack, New Jersey 07606-
2187, with a copy to Cole, Schotz, Meisel, Forman and Leonard,
P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack,
New Jersey 07602-0800, Attention: Edward M. Schotz, Esq." inserted in its place.
            D. The following shall be deemed to be inserted after the third sentence in Article 12 of the Lease; "In the event Landlord withholds its consent to the subletting or assignment as provided herein, Landlord agrees that it will so notify Tenant in writing within the aforesaid ten (10) day period, specifying therein, in reasonable detail, the reason(s) for the withholding of such consent."
      6.    A.    Tenant understands and agrees that: (I) the remises
contiguous to the Original Premises, consisting of approximately

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



thirty-one thousand seven hundred forty-four (31,74) square feet (hereinafter referred to as the "Contiguous Space"), is currently leased to, and occupied by CTX Termination, inc. (hereinafter referred to as "CTX"); and (ii) CTX exercised its option to renew the term of its lease which now expires March 21, 2004 (hereinafter referred to as the "CTX Lease").
            B. So long as (I) Tenant is not in default under the Lease, as modified by this Amendment; (ii) the Lease, as modified by this Amendment, is in full force and effect; and (iii) Tenant is occupying the entire Premises for the purpose of conducing its business, then, provided Tenant, at its sole cost and expense, secures the early termination of the CTX Lease, or CTX vacates the Contiguous Space or the CTX Lease is terminated prior to the expiration of the term thereof, landlord shall give Tenant the right to relocate from the Additional Space to the Contiguous Space, upon not less than six (6) months' prior written notice given at any time prior to February 29, 2000 (hereinafter referred to as the "Relocation Notice").

            C. In the event Tenant duly and timely exercise the right to relocate as provided herein, the Contiguous Space shall be substituted for the Additional Space as of the effective date of such relocation, upon all of the terms, covenants, conditions, provisions and agreements contained in the Lease, as modified by this Amendment, except that:

                  (1) "Basic Rent" (on a per square foot per annum basis) and additional rent shall be deemed to be the amounts then payable to Tenant to Landlord with respect to the Original Premises;

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



                  (2)   "Proportionate Share" shall be deemed to be
"one hundred (100%) percent";
                  (3) The number of parking spaces provided in Paragraph 4 of the Third Amendment to Lease dated as of February 28, 1994, shall be deemed to be "thirty-six (36)";
                  (4)   The reference to "Adjacent Building" shall be
deemed to be deleted;
                  (5) At the time Landlord receives the Relocation Notice and upon the effective date of such relocation, Tenant shall not be in default under this Lease;
                  (6) Tenant pays to Landlord, simultaneously with the Relocation Notice, a sum equal to four (4) months' Basic Rent and additional rent then payable by Tenant to landlord under the Lease, as modified by this Amendment, as consideration fro Tenant's exercise of its right to relocate to the Contiguous Space;
                  (7) Tenant provides Landlord, simultaneously with the Relocation Notice, any documents which evidence the early termination of the CTX Lease, if applicable; and
                  (8) Tenant shall be liable and responsible for restoring the Contiguous Space to the condition which existed as of the effective date of such relocation.
            D. In the event Tenant does not duly and timely exercise the right to relocate as provided herein, the provisions of this Paragraph shall be null and void and of no further force or effect and Tenant shall have no further right to relocate to the Contiguous Space.

            E. The right to relocate as provided herein, is personal to Tenant named herein and may not be assigned or transferred.

            F. Upon request of Landlord, Tenant shall execute and deliver an agreement setting forth the terms and conditions under which the Contiguous Space is substituted for the Additional Space; it being understood and agreed that such terms and conditions shall nevertheless be effective regardless if such agreement is not executed and delivered.

      7. Notwithstanding anything to the contrary contained herein, Landlord hereby approves the following work which may be performed by Tenant, at its sole cost and expense, subject nevertheless to all of the other terms, covenants, conditions, provisions and agreements of the Lease, as modified by this Amendment (including, without limitation, article 22 thereof):

            A. the conversion of approximately five thousand (5,000) square feet of warehouse space currently existing in the Original Premises as of the date hereof, to space to be utilized for production; and

            B. the conversion of approximately eleven thousand (11,000) square feet of warehouse space currently existing gin the Additional Space as of the dat hereof, to office space.

      8. Tenant hereby affirms that security in the amount of One Hundred Two thousand four Hundred Sixty-Two and 72/100 ($102,462.72) Dollars has heretofore been deposited by Tenant to Landlord under the lease.
      9. Tenant hereby represents and warrants to Landlord, that Tenant has not dealt with any real estate agent or broker in connection with this Amendment and/or the Additional Space, that this Amendment was not brought about or procured through the use or instrumentality of any agent or broker, and that all negotiations with respect to the term of this Amendment were conducted between landlord, and Tenant. Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers based on any dealings between Tenant and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claim s(including, without limitation, attorney's fees and disbursements).

      10. A. Except as expressly modified by this Amendment, the Lease and all the terms, covenants, conditions, provisions and agreements thereof, are hereby in all respects, ratified, confirmed and approved.

            B. Tenant hereby affirms that, as of the date hereof, no breach or default by Landlord has occurred, and that the Lease and all of its terms, covenants, conditions, provisions and agreements, except as modified by this Amendment, are in full force and effect, with no defenses or offsets thereto.

            C. Tenant hereby releases Landlord of and from all liabilities, claims controversies, causes of action an other matters of every nature which, through the date hereof, have or might have arisen out of or in any way in connection with the Lease and/or the Demised Premises.
      11. This Amendment and the Lease contain the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this amendment, except as are expressly contained herein.
      12. This Amendment may not be changed orally, but only by an agreement in writing by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      13. This Amendment shall be binding upon, an enure to the benefit of the parties hereto, their respective legal representatives, successors, and, except as otherwise provided I the Lease, as modified by his amendment, their respective assigns.
      14. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Amendment an unconditionally deliver the same to Tenant.
      15. Tenant hereby represents and warrants to landlord that: (I) the execution, performance and delivery by Tenant of this Amendment does not violate any provisions of its Charter or By- Laws, and has been fully and validly authorized and approved by any required corporate action of Tenant; (ii) the obligations of Tenant under this Amendment are legal, valid, binding and enforceable against Tenant in accordance with its terms; and (iii)) the person executing this Amendment has the authority to so execute, perform and deliver this Amendment on behalf of Tenant.
      16. Tenant hereby acknowledges and agrees that this Amendment is the result of extensive negotiations between the parties. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted or prepared.
      17. A determination that any provision of this Amendment is void unenforceable or invalid shall not affect the enforceability of validity of any other provision, and any determination that the application of any provision of this Amendment to any person or to particular circumstance sis illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other person or circumstances.

      18. This Amendment may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed original, but all of which taken together shall constitute but one and the same instrument.
      19. The validity, performance and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of new Jersey.
      IN WITNESS WHEREOF, the parties hereto have respectively executed this Fourth Amendment to Lease as of the day and year first written above.

Witness for Landlord:                     ALFRED SANZARI ENTERPRISES,
                                          L.P.

                                          By:   Alfred Sanzari
                                                Enterprises, Inc., its
                                                General Partner


                                          By:
-------------------------------
                                          Name: David Sanzari
                                          Title: President

Attest for Tenant:                        BIO-REFERENCE LABORATORIES,
                                          INC.

By:                                       By:
   ----------------------------
Name:                                     Name:
      ------------------------
Title:              Secretary             Title:              President
       -------------                             -------------